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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                             ___________________

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): March 31, 2005

                       FARMSTEAD TELEPHONE GROUP, INC.
           (Exact name of registrant as specified in its charter)


          Delaware                    0-15938               06-1205743
(State or other jurisdiction     (Commission File          (IRS Employer
     of incorporation)                Number)           Identification No.)


   22 Prestige Park Circle, East Hartford, CT               06108-3728
    (Address of principal executive offices)                (Zip Code)


     Registrant's telephone number, including area code: (860) 610-6000


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      (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On March 31,2005, the Company entered into a financing transaction with Laurus Master Fund, Ltd, a Cayman Islands corporation ("Laurus"), providing for a three-year, $3 million ("Capital Availability Amount") revolving loan credit facility. Pursuant to this transaction, the Company issued a Secured Convertible Minimum Borrowing Note (the "Note") in the aggregate principal amount of $500,000 and a Secured Revolving Note (the "Revolving Note") in the aggregate principal amount of $2,500,000. Amounts outstanding under the Note and the Revolving Note will either be paid in cash at their March 31, 2008 maturity date or, at Laurus' option, by converting such amounts into shares of the Company's common stock from time to time. The Company also issued Laurus a five-year warrant (the "Warrant") to purchase an aggregate of 500,000 shares of common stock of the Company at an exercise price of $1.82 per share. The warrant exercise price was set at 130% of the average closing price of the Company's common stock over the ten trading days preceding the execution of the agreement, and is subject to anti-dilution protection adjustments. This transaction was completed in a private offering pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. This new credit facility replaces the $1.7 million revolving credit facility the Company had with Business Alliance Capital Corporation.

      The following describes certain of the material terms of the financing transaction with Laurus. The description below is not a complete description of the material terms of the financing transaction and is qualified in its entirety by reference to the agreements entered into in connection with the financing which are included as exhibits to this Current Report on Form 8-K:

Principal Borrowing Terms and Prepayment: Borrowings are advanced pursuant to a formula consisting of (i) 90% of eligible accounts receivable, as defined (primarily receivables that are less than 90 days old), and (ii) 30% of eligible inventory, as defined (primarily inventory classified as "finished goods"), up to a maximum inventory advance of $600,000, less any reserves required by Laurus. Interest on the outstanding borrowings is charged at the per annum rate of two percentage points (2%) above the prime rate, but not less than 6%. The interest rate charged, however, will be decreased by 2% (or 200 basis points) for every 25% increase in the market price of the Company's common stock above the fixed conversion price, down to a minimum interest charge of 0.0%. The Company will additionally be charged a fee equal to 0.25% of the unused portion of the facility. Should the Company terminate the financing agreement with Laurus prior to the maturity date, the Company will incur an early payment fee equal to 4%, 3% and 2% of the Capital Availability Amount if terminated in the first, second or third year, respectively, of the term.

Security and Events of Default. The Note and the Revolving Note are secured by a lien on substantially all of the Company's assets. The Security Agreement contains no specific financial covenants; however, it defines certain circumstances under which the agreement can be declared in default and subject to termination, including among others if (i) there is a material adverse change in the Company's business or financial condition;
(ii) an insolvency proceeding is commenced; (iii) the Company defaults on any of its material agreements with third parties or there are material liens or attachments levied against the Company's assets; (iv) the Company's common stock ceases to be publicly traded; and (v) the Company fails to comply with the terms, representations and conditions of the agreement. Upon the occurrence of an Event of Default, the interest rate charged will be increased by 1-1/2 % per month until the default is cured; should the default continue beyond any applicable grace period, then Laurus could require the Company to repay 120% of any principal and interest outstanding under the agreement.

Conversion Rights. All or a portion of the outstanding principal and interest due under the Note and the Revolving Note may be converted, at the option of the Holder, into shares of the Company's common stock, subject to certain limitations as defined in the Note and the Revolving Note, if the market price of the common stock is 15% above the Fixed Conversion Price of $1.54 per share for five consecutive trading days in any month. The fixed conversion price was originally set at 110% of the average closing price of the Company's common stock over the ten trading days preceding the execution of the agreement, and is subject to anti-dilution protection adjustments. The fixed conversion price will be reset once $1.5 million of debt has been converted. Upon receipt of a conversion notice from the Holder, the Company can elect to pay cash to the Holder in lieu of issuing shares of common stock, at a


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price per share equal to the intraday high price of the stock.

Registration Rights. Pursuant to the terms of a Registration Rights Agreement, the Company is obligated to file and obtain effectiveness for a registration statement registering the resale of shares of the Company's common stock issuable upon conversion of the Note, the Revolving Note and the exercise of the Warrant. If the registration statement is not timely filed, or declared effective the Company will be subject to certain penalties.

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

      In connection with the financing agreement entered into with Laurus as described in Item 1.01 above, effective March 31, 2005 the Company terminated its revolving credit facility with Business Alliance Capital Corporation, incurring an early termination penalty of $68,000.

ITEM 9. 01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

      99.1 Security Agreement dated March 31, 2005 by and among Laurus Master Fund, Ltd. and Farmstead Telephone Group, Inc.
      99.2  Secured Revolving Note dated as of March 31, 2005.
      99.3  Secured Convertible Minimum Borrowing Note dated as of March
            31, 2005.
      99.4  Common Stock Purchase Warrant dated as of March 31, 2005.
      99.5 Minimum Borrowing Note Registration Rights Agreement dated as of March 31, 2005
      99.6  Press release dated April 1, 2005.



                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FARMSTEAD TELEPHONE GROUP, INC.


                                       By: /s/Robert G. LaVigne
                                           ---------------------------
                                           Robert G. LaVigne
                                           Executive Vice President &
                                           Chief Financial Officer


Date:  April 5, 2005


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